UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)
Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ x ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to § 240.14a -12

URANERZ ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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URANERZ ENERGY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To all Stockholders of Uranerz Energy Corporation:

You are invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Uranerz Energy Corporation (the “Company”). The Annual Meeting will be held at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming, U.S.A., 82601 on Monday, June 29, 2015 , at 9:00 a.m. Mountain Daylight Time (“MDT”). The purposes of the meeting are:

1.

To elect the Nominees to the Company’s Board of Directors to serve until the Company’s 2016 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as Directors: Glenn Catchpole, Dennis Higgs, Paul Goranson, Paul Saxton, Gerhard Kirchner, Peter Bell, and Arnold Dyck;

2.	To ratify the appointment of the Company’s independent registered public accounting firm, Manning Elliott LLP, for the fiscal year ending December 31, 2015; and

3.	To conduct any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed May 1, 2015 as the record date for the Annual Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of May 1, 2015 will be available at the Annual Meeting for inspection by any stockholder. Stockholders will need to register at the meeting to attend and vote at the meeting. If your shares of common stock are not registered in your name, you will need to obtain a proxy from the broker, bank or other institution that holds your shares of common stock in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with a proxy to vote your shares of common stock at the Annual Meeting. Please bring that documentation to the meeting.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person. The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Company’s Annual Report for the fiscal year ended December 31, 2014 are available at http://www.uranerz.com/s/2015annualmeeting.asp.

By Order of the Board of Directors,

/s/ Mary Anne Tooke
Mary Anne Tooke
Legal Counsel & Corporate Secretary
Uranerz Energy Corporation

May 14, 2015

THIS PAGE INTENTIONALLY LEFT BLANK

URANERZ ENERGY CORPORATION
1701 EAST “E” STREET • P.O. BOX 50850
CASPER • WYOMING • USA • 82605-0850

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 29, 2015

Unless the context requires otherwise, references in this Proxy Statement to “Uranerz Energy”, “Uranerz”, the “Company”, “we”, “us” or “our” refer to Uranerz Energy Corporation.

The Annual Meeting of Stockholders of Uranerz Energy (the “Annual Meeting”) will be held at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming, U.S.A., 82601 on Monday, June 29, 2015, at 9:00 a.m. Mountain Daylight Time (“MDT”).

We are providing the enclosed proxy materials and form of proxy (the “Proxy Statement”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for this Annual Meeting. The Company anticipates that this Proxy Statement and the form of proxy will first be mailed to holders of the Company’s shares of common stock (the Company’s shares of common stock will be referred to as “shares” and the whole class of common stock referred to as the “common stock”) on or about May 21, 2015. A notice of the availability of this Proxy Statement and the form of proxy will first be mailed to holders of the Company’s common stock on or about this date.

You are invited to attend the Annual Meeting at the above stated time and location. If you plan to attend and your shares are held in “street name” – in an account with a bank, broker or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing and returning the proxy card or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted “FOR” the election of all nominees and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, as disclosed in this Proxy Statement.

Our corporate bylaws define a quorum as one-third of the voting power of the issued and outstanding voting stock present in person or by proxy. The Company’s Articles of Incorporation do not allow cumulative voting for directors. The nominees who receive the most votes will be elected. An affirmative vote of a simple majority of the shares present, whether in person or by proxy, is required to ratify the appointment of the Company’s independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on May 1, 2015 and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint Glenn Catchpole, Chief Executive Officer of the Company, and Dennis Higgs, Executive Chairman of the Board of the Company, as your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) in accordance with your instructions on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case you change your plans.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, in their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed May 1, 2015 as the record date for the Annual Meeting. Only holders of the Company’s common stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of May 1, 2015, the Company had 95,912,806 shares of common stock issued and outstanding. The Company’s common stock is the only outstanding voting security of the Company.

What am I voting on?

You are being asked to vote on the following:

  the election of the seven (7) nominees to the Company’s Board to serve until the Company’s 2016 Annual Meeting of stockholders or until successors are duly elected and qualified. The following are nominees for election as Directors: Glenn Catchpole, Dennis Higgs, Paul Goranson, Paul Saxton, Gerhard Kirchner, Peter Bell and Arnold Dyck;
  the ratification of the appointment of the Company’s independent registered public accounting firm, Manning Elliott LLP, for the fiscal year 2015; and
  any other business that may properly come before the meeting.

How many votes do I get?

Each share is entitled to one vote. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote “FOR” the election of all Directors and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, as disclosed in this Proxy Statement.

How do I vote?

You have several voting options. You may vote by:

  signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope;
  signing and faxing your proxy card to our transfer agent, Corporate Stock Transfer, for proxy voting, to the fax number provided on the proxy card;
  voting over the internet by following the procedures provided on the proxy card; or
  attending the Annual Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

The Company will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What if I share an address with another stockholder and we received only one copy of the proxy materials? If certain requirements are met under relevant U.S. securities law, including in some circumstances the stockholders’ prior written consent, we are permitted to deliver one annual report and one proxy statement to a group of stockholders who share the same address. If you share an address with another stockholder and have received only one copy of the proxy materials, but desire another copy, please send a written request to our offices at the address below or call us at (604) 678-4454 to request another copy of the proxy materials. Please note that each stockholder should receive a separate proxy card to vote the shares they own.

Send requests to:

Uranerz Energy Corporation
Suite 1410 – 800 West Pender Street
Vancouver, B.C., Canada V6C 2V6
Attention: Derek Iwanaka, Manager, Investor Relations

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  signing another proxy with a later date and mailing it to the attention of: Jason K. Brenkert, Inspector of Elections, at 1400 Wewatta Street, Suite 400, Denver, Colorado, 80202, U.S.A., so long as it is received prior to 12:00 p.m. MDT on June 26, 2015;

  voting in person at the Annual Meeting; or

  giving written notice of the revocation of your proxy to the Company’s Legal Counsel & Corporate Secretary, Mary Anne Tooke, at Uranerz Energy Corporation, 1701 East “E” Street, Casper, Wyoming, 82601, U.S.A., prior to 12:00 p.m. MDT on June 26, 2015.

Beneficial stockholders should refer to the instructions received from their broker, bank or intermediary or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that one-third of the outstanding voting shares of the Company as of the record date must be present at the Annual Meeting. The common stock is the only outstanding voting stock of the Company. Based on 95,912,806 shares outstanding as of the record date of May 1, 2015, 31,970,935 shares must be present in person or by proxy for the quorum to be reached. Your shares will be counted as present at the Annual Meeting if you:

  submit a properly executed proxy card (even if you do not provide voting instructions); or

  attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Since the Company’s bylaws state that matters presented at a meeting of the stockholders must be approved by the majority of the voting power of the voting shares present at the meeting, a properly executed proxy card marked “ABSTAIN” with respect to a proposal will have the same effect as voting “AGAINST” that proposal. However, as described below, election of directors is by a plurality of the votes cast at the meeting. A properly executed proxy card marked “WITHHELD” with respect to the election of directors will not be voted and will not count “FOR” any of the nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. Since the election of directors under this Proxy Statement is uncontested, the election of directors is considered a non-routine matter and brokers are not permitted to vote shares held in street name for their customers in relation to this item of business. The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2015 is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the appointment of the independent registered public accountant will have the same effect as a vote against such proposal.

How many votes are needed to elect directors?

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. A properly executed proxy card marked “WITHHELD” with respect to the election of directors will not be voted and will not count “FOR” or “AGAINST” any of the nominees.

How many votes are needed to ratify the appointment of the independent registered public accountant Manning Elliott LLP?

The ratification of the appointment of the independent registered public accountant Manning Elliott LLP will be approved if a majority of the voting power of the voting shares present at the meeting votes “FOR” the proposal. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances and subject to certain legal restrictions, may vote your shares, otherwise your shares will not be voted at the meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name and you do not sign and return your proxy card, your shares will not be voted at the Annual Meeting.

Where can I find the voting results of the meeting?

Within four (4) business days of the Annual Meeting, the Company will file a current report on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) announcing the voting results of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular compensation. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s Common Stock on the record date for the reasonable expenses incurred in mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2016 Annual Meeting of stockholders?

In order to be considered for inclusion in next year’s 2016 proxy statement, stockholder proposals must be submitted in writing to the Company’s Legal Counsel & Corporate Secretary, Mary Anne Tooke, at Uranerz Energy Corporation, 1701 East “E” St., Casper, Wyoming, 82601, U.S.A., and received no later than January 1, 2016, provided that this date may be changed in the event that the date of the Annual Meeting of stockholders to be held in calendar year 2016 is changed by more than 30 days from the date of the Annual Meeting of stockholders to be held in calendar year 2015. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after April 6, 2016 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provided that this date may be changed in the event that the date of the Annual Meeting of stockholders to be held in the calendar year 2016 is changed by more than 30 days from the date of the Annual Meeting of stockholders to be held in calendar year 2015.

How can I obtain a copy of the 2014 Annual Report on Form 10-K?

The Company’s 2014 Annual Report on Form 10-K, including financial statements, is available through the SEC’s website at www.sec.gov.

At the written request of any stockholder who owns shares on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2014 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits. If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2014 Annual Report on Form 10-K should be mailed to:

Uranerz Energy Corporation
Suite 1410 – 800 West Pender Street
Vancouver, B.C., Canada V6C 2V6
Attention: Derek Iwanaka, Manager, Investor Relations

What materials accompany or are attached to this Proxy Statement?

The following materials accompany this Proxy Statement:

1.	Form of proxy card; and

2.	The Company’s Annual Report on Form 10-K.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Under rules adopted by the SEC, we are now furnishing proxy materials on the internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the internet can be found on the proxy card or voting instruction form sent to stockholders of record. The 2014 Annual Report and this Proxy Statement can be accessed on the Company’s website at www.uranerz.com/s/2015annualmeeting.asp. Directions for attending the Annual Meeting can also be found at this website.

PROPOSAL 1 — ELECTION OF DIRECTORS

QUESTIONS AND ANSWERS

What is the current composition of the Board?

The current Board is composed of seven directors. The Company’s current bylaws require the Board to have at least one and not more than twelve directors.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All directors serve one-year terms until the next Annual Meeting of stockholders or until their successors are otherwise duly elected and qualified.

Who is standing for election this year?

The Board has nominated the following seven current Board members for election at the 2015 Annual Meeting, to hold office until the 2016 Annual Meeting:

  Glenn Catchpole
  Dennis Higgs
  Paul Goranson
  Paul Saxton
  Gerhard Kirchner
  Peter Bell
  Arnold Dyck

How are nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

The Board recommends a vote “FOR” each of the nominees. All proxies executed and returned without an indication as to how shares should be voted will be voted “FOR” the election of all nominees.

INFORMATION ON THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current directors, director nominees and named executive officers. The term for each director expires at our next Annual Meeting or until his or her successor is appointed. The ages of the directors and executive officers are shown as of March 1, 2015.

Name	Current Office with Company	Principal Occupation	Director/Officer Since	Age
Glenn Catchpole	Chief Executive Officer; Director	Chief Executive Officer of Uranerz Energy Corporation	March 1, 2005	71
Dennis Higgs	Executive Chairman; Director	Executive Chairman of the Board of Uranerz Energy Corporation	May 26, 1999	57
Paul Goranson	President & Chief Operating Officer; Director	President & Chief Operating Officer of Uranerz Energy Corporation	December 2, 2013	53
Paul Saxton*	Director	President of Lincoln Mining Corporation; President & CEO of Golden Band Resources Inc.	October 26, 2004	68
Gerhard Kirchner*	Director	Retired	March 13, 2005	84
Peter Bell*	Director	President of Ezon Healthtech Corporation	May 10, 2006	80
Arnold J. Dyck*	Director	Retired	May 23, 2006	74
Benjamin Leboe	Senior Vice President, Finance & Chief Financial Officer	Senior Vice President, Finance & Chief Financial Officer of Uranerz Energy Corporation	May 23, 2006	69

* Indicates that the director is “independent” in accordance with Section 803A of the NYSE MKT Company Guide.

The following is a description of the business background of the current directors, director nominees and executive officers of the Company.

Mr. Glenn Catchpole was appointed to the Board and became our President and Chief Executive Officer on March 1, 2005. Mr. Catchpole resigned as President of Uranerz on December 2, 2013 upon the appointment of Mr. Goranson as President & Chief Operation Officer. Mr. Catchpole retained his position as Chief Executive Officer. Mr. Catchpole is a licensed engineer with a B.S. degree in Mechanical Engineering from the University of Wyoming and an M.S. degree in Civil Engineering from Colorado State University. He has been active in the uranium solution mining industry since 1978, holding various positions including wellfield engineer, project manager, general manager and managing director of several uranium solution mining operations.

In 1988 Mr. Catchpole joined Uranerz U.S.A. Inc. and Uranerz Exploration and Mining and became Director of Regulatory Affairs, Environmental Engineering and Solution Mining. Mr. Catchpole’s responsibilities included the monitoring and oversight of the environmental and regulatory aspects of two large uranium mines in Canada and the operational aspects of one uranium solution mine in the United States. In 1996 Mr. Catchpole was appointed General Manager and Managing Director of the Inkai uranium solution mining project located in the Republic of Kazakhstan (Central Asia). In 1998 Cameco Corporation acquired Uranerz U.S.A. Inc., and Mr. Catchpole continued his post at the Inkai Project for Cameco. Mr. Catchpole spent six years taking the Inkai project from acquisition through feasibility study, joint venture formulation, government licensing, environmental permitting, design, construction and the first phase start-up.

Following his departure from Cameco in 2002, Mr. Catchpole was an independent consulting engineer providing project management to the oil and gas, mining, and construction industries. Mr. Catchpole is experienced in all phases of project development including environmental permitting, budgeting, scheduling, procurement, and construction of infrastructure and mining facilities. He has served on numerous mineral evaluation and due diligence teams.

Mr. Dennis Higgs is Executive Chairman of the Board. Mr. Higgs was appointed to the Board as President and Chief Executive Officer on May 26, 1999, and resigned as President and Chief Executive Officer on March 1, 2005. Mr. Higgs became Executive Chairman of our Board on February 1, 2006.

Mr. Higgs has been involved in the financial and venture capital markets in the United States, Canada and Europe for over thirty years. He founded his first junior exploration company in 1983 and took it public through an initial public offering in 1984. Since then, Mr. Higgs has been involved in the founding, financing, initial public listing, and building of several companies. Mr. Higgs was directly involved with the founding and initial public offering of Arizona Star Resource Corp. and the listing and financing of BioSource International Inc.

Mr. Higgs holds a Bachelor of Commerce degree from the University of British Columbia.

Mr. Paul Goranson is President and Chief Operating Officer and was appointed to the Board on December 2, 2013.

Mr. Goranson is a licensed engineer with a B.S. degree in Natural Gas Engineering from Texas A&M University and an M.S. in Environmental Engineering from Texas A&M University – Kingsville. Mr. Goranson has over twenty-seven years of mining, processing and regulatory experience in the uranium extraction industry that includes both conventional and in-situ recovery mining. Most recently Mr. Goranson was President of Cameco Resources, a wholly-owned U.S. subsidiary of Cameco Corporation, which is one of the world's largest uranium mining companies. Mr. Goranson was responsible for executing the "Double U" growth strategy for Cameco's U.S. operations, including developing production expansion projects such as the North Butte ISR uranium recovery facility and the refurbishment of the Highland Central Processing Plant. While President of Cameco Resources, Mr. Goranson's responsibilities included executive leadership for the operations at the Smith Ranch-Highland, Crow Butte and North Butte ISR uranium recovery facilities.

Prior to Cameco Resources, Mr. Goranson was Vice President of Mesteña Uranium LLC where he led the construction, startup and operation of the Alta Mesa project that achieved over one million pounds of uranium extraction per year under his stewardship. At Mesteña his responsibilities included marketing uranium where he negotiated long term uranium supply contracts with nuclear utilities as well as spot uranium sales. Prior to Mesteña, Mr. Goranson was the manager for radiation safety, regulatory compliance and licensing with Rio Algom Mining LLC, a division of BHP Billiton.

Mr. Paul Saxton was appointed to the Board on October 26, 2004. Mr. Saxton is a mining engineer who also holds an MBA from the University of Western Ontario. He has been active in the mining industry since 1969, holding various positions including mining engineer, mine superintendent, president and chief executive officer of numerous Canadian mining companies.

Following ten years with Cominco, Mr. Saxton became Vice President and subsequently President of Mascot Gold Mines Ltd., initially working on the design and construction of the Nickel Plate mine in British Columbia, Canada. Subsequently, Mr. Saxton became a Vice President of Corona Corporation where he was responsible for western operations and exploration and was instrumental in the re-opening of the Nickel Plate Mine. In 1989, Mr. Saxton was appointed Senior Vice President of Viceroy Resource Corporation where he was responsible for helping to obtain financing and the construction and operations of the Castle Mountain mine in California. In 1994, Mr. Saxton was appointed President of Loki Gold Corporation and Baja Gold Inc. where he was responsible for arranging over $45 million in mine financing and bringing the Brewery Creek Gold mine into production. Loki Gold, Baja Gold and Viceroy merged in 1996 and Mr. Saxton was named President of the new entity.

Following his departure from Viceroy in 1999, Mr. Saxton became president of Standard Mining Corp., organizing the company and supervising its exploration activities until 2001 when Standard Mining Corp. was merged with Doublestar Resources Ltd. In March 2004, Mr. Saxton was appointed as a director and President of Lincoln Gold Corporation, a company engaged in mineral exploration in Mexico and in the States of California and Nevada.

Mr. Saxton is also President and CEO of Golden Band Resources Inc., a gold exploration and development company based in Saskatchewan, Canada.

Mr. Saxton chairs the Company’s Corporate Governance & Nominating Committee and is a member of the Compensation Committee and the Special Committee.

Dr. Gerhard Kirchner was appointed to the Board March 13, 2005. Dr. Kirchner has 40 years of international mine development and management experience including 20 years with Uranerz Exploration and Mining Ltd. He received a multidisciplinary education in mining engineering and economic geology, and a Doctorate in Mining Sciences from the University of Leoben, Austria.

At Uranerz Exploration and Mining Ltd., Dr. Kirchner spent nine years as General Manager and eleven years as Senior Vice President. He and his team were responsible for the Key Lake uranium discovery, and the acquisition, engineering and development of projects such as the Midwest uranium deposit, Eagle Point North uranium deposit, Star Lake gold deposit and the Crow Butte ISL uranium deposit.

Previous to his work with Uranerz, Dr. Kirchner spent six years designing, developing and managing the Kamoto Mine in Kolwezi, Zaire; four years consulting on mining and civil engineering projects in several countries including Surinam, Nigeria and Congo; and five years as a mine superintendent and exploration manager in Greenland where he discovered the Molybdenum Porphyry Erzberg. Dr. Kirchner also spent three years as a project engineer on dams in Austria and Japan, and on road projects in Saudi Arabia.

From 2005 to 2013, Dr. Kirchner was a member of the advisory board of Mindoro Resources Limited, a public company whose shares are listed on the TSX Venture Exchange and the Frankfurt Exchange. Dr. Kirchner was a member of the Board of Directors of Mindoro Resources Limited from 1995 through 2005, and served as its Chairman from 2002 to 2005. Dr. Kirchner is a member of the Company’s Audit, Compensation, Corporate Governance & Nominating, and Special Committees.

Mr. Peter Bell was appointed to the Board on May 10, 2006. Mr. Peter Bell practiced as a licensed pharmacist before becoming a business consultant and a director of a number of private and public companies. Mr. Bell has been a director of Current Technology Corporation since 1992 and a director and the President of Ezon Healthcare Corporation since 1997, companies in the health and wellness and pharmaceutical fields.

Mr. Bell has provided a wide range of consulting services to businesses and health care companies and organizations, including: sales management and reorganization of sales force; regional market development and marketing strategy; medical opinion surveys and market analysis; medical device product market development; business immigration program presentations; management studies in healthcare organizations; development and growth of public corporations and reverse takeovers in public companies.

Mr. Bell holds a Bachelor of Science Degree in Pharmacy from the University of Manitoba and a Master in Business Administration from the University of Western Ontario.

Mr. Bell chairs the Company’s Compensation Committee and is a member of the Audit and Corporate Governance & Nominating Committees.

Mr. Arnold Dyck was appointed to the Board on May 10, 2006. Mr. Dyck was employed at Uranerz Exploration and Mining Limited from 1977 to 1998. Mr. Dyck progressed through various positions with Uranerz Canada Limited, Uranerz Exploration and Mining Limited, and Uranerz U.S.A. Inc. to become the Senior Vice President and Chief Financial Officer for the Uranerz group of companies. He also served as a member of the Board of Directors for Uranerz U.S.A. Inc. and as chairman of the board of directors of a subsidiary mining company.

Prior to his employment with Uranerz Exploration and Mining Limited, Mr. Dyck was employed with and responsible for the accounting, finance and corporate secretarial functions for a three year period during the initial development of a food and feed scientific research and development pilot facility with government, university and corporate joint ownership. For the five years prior to this Mr. Dyck fulfilled various executive positions in the development of a new electronics manufacturing operation.

Mr. Dyck is a graduate of the Registered Industrial Accountant education program and was awarded the designation of Certified Management Accountant in 1975.

Mr. Dyck chairs the Company’s Audit Committee and its Special Committee and is a member of the Compensation and Corporate Governance & Nominating Committees.

Mr. Benjamin Leboe was appointed as the Company’s Chief Financial Officer on May 23, 2006 and acted as our Corporate Secretary from October 2006 to December 2007, from January 2009 to July 2009, and from June 2014 to October 2014. Mr. Leboe also serves as the Company’s Ethics Officer, Principal Accounting Officer and Senior Vice President of Finance. Mr. Leboe has been Principal, Independent Management Consultants of British Columbia, since 1990. Prior to joining Uranerz he was a Senior Consultant, Management Consulting, of the Business Development Bank of Canada from 2005 to 2006. Previously, from 1995 to 2005 he was a director, Chief Financial Officer, Principal Accounting Officer and Treasurer of numerous public companies in Canada and the U.S.A. From 1991 to June 1995, he served as Chief Financial Officer and Vice President of VECW Industries Ltd. He was a Partner of KPMG Consulting and its predecessor firms from 1978 to 1990.

Mr. Leboe holds a Bachelor of Commerce and Business Administration, Finance and Accounting, from the University of British Columbia. He is a Chartered Professional Accountant (CPA, CA) and Certified Management Consultant in Canada.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our executive officers and any other person, including directors, pursuant to which the executive officer or director was selected to serve as an executive officer or director.

Family Relationships

None of our directors or executive officers is related by blood, marriage, or adoption to any other director or executive officer.

Other Directorships

None of our directors or director nominees are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (or subject to the requirements of Section 15(d) of the Exchange Act or any company required to be registered as an investment company under the Investment Company Act of 1940, as amended).

Legal Proceedings

Since the announcement of the Transaction (as defined in “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” below) on January 5, 2015, a number of putative shareholder class action complaints have been filed against Uranerz, our Board of Directors, Energy Fuels, Inc. and EFR Nevada Corp. in the District Court, Clark County, Nevada and the District Court, Washoe County, Nevada, by purported Uranerz shareholders challenging the Transaction and seeking, among other things, damages, attorneys' and experts' fees and injunctive relief concerning the alleged breaches of fiduciary duty and to prohibit the defendants from consummating the Transaction.

On January 6, 2015, January 9, 2015, January 13, 2015, January 14, 2015, January 15, 2015, January 15, 2015, January 16, 2015, January 20, 2015 January 21, 2015, and February 9, 2015, ten putative class action complaints captioned

William Barrett v. Uranerz Energy Corp. et al., Case No. A-15-711942-C; Eric Foreman v. Uranerz Energy Corp. et al., Case No. A-15-712125-C; Chester Travirca v. Uranerz Energy Corp. et al., Case No. A-15-712318-C; Frances Heims v. Uranerz Energy Corp. et al., Case No. A-15-712379-C; Howard H. Bouch v. Uranerz Energy Corp. et al., Case No. A-15-712441-B; Harry Toderash v. Dennis Higgs et al., Case No. A-15-712433-C; Bernard Stern v. Uranerz Energy Corp. et al., Case No. Case No. A-15-712618-B; David R. Lang v. Uranerz Energy Corp. et al., Case No. CV15-00115, Richard Herman Zimmer v. Uranerz Energy Corp. et al., Case No. A-15-712718-B and Gerald Lee Prewitt v. Uranerz Energy Corp. et al., Case No. A-15-713683-C, respectively, were filed on behalf of an alleged class of Uranerz stockholders in the District Court, Clark County, Nevada (except for the Lang action, which was filed in the District Court, Washoe County, Nevada). The complaints name as defendants Uranerz (except for the Toderasch action, which does not name Uranerz), all members of our Board of Directors, Energy Fuels, Inc., and EFR Nevada Corp (except for the Foreman action, which does not name EFR Nevada Corp.). Each of the complaints alleges that the members of our Board of Directors breached their fiduciary duties to our stockholders in connection with the Transaction and that Uranerz, Energy Fuels, Inc. and EFR Nevada Corp. aided and abetted the Directors’ alleged breaches of fiduciary duties. Plaintiffs claim that the Transaction is proposed at an unfair price and involves an inadequate and unfair sales process, self-dealing, and unreasonable deal-protection devices. The complaints seek injunctive relief, including to enjoin or rescind the Transaction, damages, and an award of unspecified attorneys’ and other fees and costs, in addition to other relief. We believe that the claims asserted in the complaints have no merit, and we and all of the members of the Board of Directors intend to defend vigorously against them.

The Company is not aware of any other material legal proceedings to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than five percent of the common stock of the Company, or any associate of any director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company is not aware of any of its directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Director Qualification and Background

The Company’s Corporate Governance & Nominating Committee identifies candidates for nomination to the Board. The Company does not have a formal policy with respect to evaluation of nominees, but it has been the Company’s practice to seek to compose a Board which brings a full complement of skills and attributes and experience to the Board and in this respect the Company looks for a diverse range of attributes and qualifications among its Board candidates. These include: financial acumen, previous public company governance experience, experience in the uranium industry, sound business experience, government relations experience, investor relations experience, sales and marketing experience, ISR mining experience, and knowledge of the nuclear power industry. Each candidate is not expected to possess all of these attributes, but rather the Corporate Governance & Nominating committee seeks to nominate a group which, in the aggregate, is comprised of individuals who contribute the full range of such experience and qualifications. Additionally, each nominee is expected to display a commitment to good governance and the protection of stockholder interests, demonstrated leadership skills, and effective communication skills. Nominees who have previously served as directors of the Company are also evaluated on the basis of their attendance record and their dedication to fulfillment of their responsibilities as a director of the Company.

In developing its recommendation as to the nominees to the Board for 2015, the Corporate Governance & Nominating Committee concluded that the proposed nominees should each serve as a director based on the following particular experience, qualifications and attributes of each director:

Mr. Glenn Catchpole is recommended as a nominee to the Board because of the following particular qualifications: extensive experience in the uranium industry; extensive government relations experience; proven business acumen; proven leadership abilities; strong interpersonal skills; a demonstrated ability to manage personnel; and a proven ability to take projects from exploration stage through production start-up.

Mr. Dennis Higgs is recommended as a nominee to the Board because of the following particular qualifications: significant experience in the raising of capital in the public markets; proven experience in forming companies and taking them from start-up to viability; significant experience in acquisitions and financings; experience in the mining industry and previous experience as a director of a public company; understanding of United States and Canadian securities laws and regulations; demonstrated leadership and interpersonal skills; and strong presentation and communication skills.

Mr. Paul Goranson is recommended as a nominee to the Board because of the following particular qualifications: extensive experience in the uranium industry; extensive experience in managing ISR uranium mines from greenfield exploration to commercial production; demonstrated ability to manage projects and personnel; demonstrated experience in government relations; held in high regard within the industry; proven leadership and management skills; and strong interpersonal skills.

Mr. Paul Saxton is recommended as a nominee to the Board because of the following particular qualifications and attributes: Mr. Saxton is a professional engineer with extensive experience in the mining industry, including working as a mine superintendent and a chief executive officer of a number of Canadian mining companies. Mr. Saxton has considerable previous public company director experience and experience raising capital in the public markets.

Dr. Gerhard Kirchner is recommended as a nominee to the Board because of the following particular qualifications and attributes: over 30 years of mine development and management experience, 20 of which have been in the uranium industry. Dr. Kirchner also has previous public company board experience, considerable investor relations experience and knowledge; his consultancy experience includes advising on mining and engineering projects worldwide.

Mr. Peter Bell is recommended as a nominee to the Board because of the following particular qualifications and attributes: Mr. Bell has considerable experience as a director of both public and private companies and professional organizations. Mr. Bell has broad business experience including having provided a broad range of consulting services to businesses in respect of marketing and sales efforts, business growth and development.

Mr. Arnold Dyck is recommended as a nominee to the Board because of the following particular qualifications and attributes: Mr. Dyck is a Certified Management Accountant and is qualified as a “financial expert” as defined for Audit Committee purposes by applicable securities legislation. Mr. Dyck is knowledgeable in best audit committee practices and has previously served on the boards of directors of subsidiary companies of public companies. Mr. Dyck’s management and professional experience includes working within the uranium mining industry for the original Uranerz group of companies in a professional capacity and ultimately as a member of the board of directors of certain companies within that group.

The Corporate Governance & Nominating Committee also evaluates each candidate in respect of whether their personal and professional schedules allow them to dedicate sufficient time to governance of the Company and in each case the above nominees have demonstrated consistent conscientiousness in devoting their time and energies to the affairs of the Company.

CORPORATE GOVERNANCE

We believe that effective corporate governance is critical to our long-term success and our ability to create value for our stockholders. We regularly review our corporate governance practices, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit the Company and our stockholders to do so. We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, the SEC rules, the corporate governance standards of the NYSE MKT (the “NYSE MKT Standards”) and applicable Canadian requirements. Each of the Board’s standing Committees reviews its charter not less than annually. During 2014 each of the standing Committees updated its respective charter to ensure consistency with NYSE MKT Standards and Canadian requirements as well as the Company’s current practices and policies.

We maintain a corporate governance page on our website that includes: our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for the Audit, Corporate Governance & Nominating and Compensation Committees of our Board, all of which can be found at www.uranerz.com by clicking on “Corporate Governance” under the heading “About Us”. Reference to our website is provided herein for informational purposes only and no content on our website is incorporated herein by reference or otherwise forms a part of this Proxy Statement, unless otherwise stated herein.

BOARD OF DIRECTORS CONSTITUTION

The Company’s current bylaws require the Board to have at least one and no more than twelve directors. The current Board is composed of seven directors. A Board of seven directors is being proposed for 2015.

Director Independence

We had seven Directors at December 31, 2014, including four independent Directors, as follows:

  Glenn Catchpole
  Dennis Higgs
  Paul Goranson
  Paul Saxton, independent
  Gerhard Kirchner, independent
  Peter Bell, independent
  Arnold Dyck, independent

Consistent with NYSE MKT Standards, the Board assesses the independence of its members not less than annually. The Board applies the requirements for independence set out in Rule 803A of the NYSE MKT Company Guide and considers all relevant facts and circumstances in making its assessment.

The Company’s Code of Business Conduct and Ethics specifically addresses conflict of interest situations involving directors. Pursuant to our Code of Business Conduct and Ethics, all directors are required to act in the best interests of the Company and to avoid conflicts of interest.

With the assistance of the Corporate Governance & Nominating Committee, the Board has considered the relationship of the Company to each of the nominees for election by the stockholders at the Company’s 2015 Annual Meeting and has determined that four of the seven nominees for election as directors at the Annual Meeting are independent (Messrs. Saxton, Bell and Dyck and Dr. Kirchner). The three nominees who are not independent (Messrs. Catchpole, Higgs and Goranson) are executive officers of the Company and members of management.

MEETINGS OF THE BOARD AND BOARD MEMBER ATTENDANCE AT ANNUAL MEETING

Action by the Board of Directors or committees of the Board may be taken at in-person meetings, at meetings held by conference call, or by unanimous written consent. During the fiscal year ended December 31, 2014, the Board held 7 meetings in-person or by teleconference. The 2014 attendance record of Board members was 100%. At each of its regular in-person Board meetings the Board holds sessions at which the independent directors meet in the absence of management directors.

Board members are not required, but are expected to make every effort, to attend the Annual Meeting of stockholders. All of the then sitting directors attended last year’s Annual Meeting.

COMMUNICATIONS TO THE BOARD

Stockholders may communicate directly with members of the Board, or the Board as a group, by writing directly to the individual Board member or the Board, c/o Derek Iwanaka, Manager, Investor Relations, at Uranerz Energy Corporation, Suite 1410 – 800 West Pender Street, Vancouver, B.C., Canada V6C 2V6. The Company’s Manager, Investor Relations will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Manager, Investor Relations will review all communications, and if requested by the stockholder or if the matter relates to Company business, shall forward them to the appropriate Board member(s).

BOARD LEADERSHIP STRUCTURE

The Board has reviewed our Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature and stage of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base and other relevant factors. Under the current Board leadership structure, the positions of Chairman of the Board (the “Executive Chairman”) and Chief Executive Officer (the “Chief Executive Officer”) are two separate and distinct positions. The Board is of the view that this Board leadership structure is appropriate for the Company. The Board noted the following factors in reaching its determination:

  the Board operates efficiently and effectively under its current structure;
  by virtue of their complimentary but distinct backgrounds and experience, the senior executive functions within the Company are appropriately divided between the two incumbents, as is the leadership of the Company’s two operational offices; the Chief Executive Officer oversees the Casper, Wyoming office activities and the Executive Chairman oversees those of the Vancouver, Canada office;
  the Chief Executive Officer and the Executive Chairman provide an appropriate cross-check over one another in a manner which allows for effective decision making; and
  the separation of the two functions improves management since both the Chief Executive Officer and the Executive Chairman have direct communication with independent directors, which facilitates information sharing with the independent directors.

The Company does not have a lead independent director or independent chairman. Given the size of the Board, the Board believes that the presence of four independent directors out of the seven directors on the Board is sufficient independent oversight of the Executive Chairman and Chief Executive Officer. The independent directors work well together in the current Board structure and the Board does not believe that selecting a lead independent director is necessary to improve or enhance the Board’s oversight role.

THE BOARD OF DIRECTORS’ ROLE IN RISK MANAGEMENT OVERSIGHT

The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk management begins with management, which takes primary responsibility for risk identification, mitigation and control. The Board as a whole regularly assesses management’s effectiveness in identifying and appropriately controlling risks. Not less than semi-annually, management presents a report to the Board summarizing its review and analysis of the Company’s methods for identifying and managing risks.

The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Compensation Committee considers risks related to the Company’s compensation programs and succession planning. The Corporate Governance & Nominating Committee considers risks related to the independence and effective functioning of the Board.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

Based on a review of the nature of operations, we do not believe that any personnel of the Company are incented to take excessive risks that would likely have a material adverse effect on our operations.

BOARD COMMITTEES

Our Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance & Nominating Committee, as well as the Marketing Committee and the Special Committee.

The information below sets out the current members of each of Uranerz’ Board committees and summarizes the functions of each of the Board committees in accordance with their charters.

Audit Committee

We have a standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s charter complies with Rule 10A-3 of the Exchange Act and the requirements of the NYSE MKT Company Guide. Our Audit Committee is comprised of three directors each of whom, in the opinion of the Company’s Board, is independent (in accordance with Rule 10A-3 if the Exchange Act and the requirements of Section 803B of the NYSE MKT Company Guide) and financially literate: Arnold Dyck (committee chair), Peter Bell and Gerhard Kirchner. Mr. Arnold Dyck satisfies the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and is, in the opinion of the Company’s Board, “financially sophisticated” as that term is used in the NYSE MKT Company Guide.

Our Audit Committee monitors our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our Audit Committee appoints our external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. Our Audit Committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

The Committee’s charter requires the Committee to evaluate the functioning of the Committee on an annual basis. The Committee also reviews its charter annually.

During the fiscal year ended December 31, 2014, the Audit Committee met 6 times. Mr. Dyck and Dr. Kirchner attended 6 meetings of the Committee; Mr. Bell attended 5 Committee meetings. A copy of the Audit Committee charter can be found on the Company’s website at: www.uranerz.com.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee is comprised of three members. Each member is “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT. The Audit Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, and (3) provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2014 financial statements, the Committee reviewed the 2014 audited financial statements, which appear in the 2014 Annual Report to Stockholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Audit Standard 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication with Those Charged with Governance, as modified or supplemented.

The Audit Committee reviews the independent auditors’ audit plan, scope and timing, not less than annually. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable standards for auditors of public companies.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the SEC on Form 10-K for the year ended December 31, 2014. The Committee and the Board have also recommended the selection of Manning Elliott LLP as independent auditors for the Company for the fiscal year 2015.

Submitted by the Audit Committee Members

Arnold Dyck, Chairman
Peter Bell
Gerhard Kirchner

Compensation Committee

We have a standing Compensation Committee currently comprised of four directors all of whom, in the opinion of the Company’s Board, are independent (under Section 803A and Section 805(c)(1) of the NYSE MKT Company Guide): Peter Bell (committee Chair), Arnold Dyck, Gerhard Kirchner and Paul Saxton. We have a Compensation Committee charter that complies with the requirements of the NYSE MKT. Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures. Neither the Chief Executive Officer nor the Executive Chairman may be present during the voting determination or deliberations in respect of his compensation. In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers. The Compensation Committee is also responsible for reviewing and making recommendations to the Board with respect to succession planning for the executive officers.

The Compensation Committee is responsible for administration of the Company’s stock option plan (the “Stock Option Plan”). The Compensation Committee authorizes the granting of stock options and determines the number of shares covered by each grant and the terms and conditions of the stock option, subject to the provisions of the Stock Option Plan. The Compensation Committee also reviews the remuneration of independent directors from time to time to ensure that it properly reflects the responsibilities associated with being an effective independent director.

The Compensation Committee’s charter requires the committee to evaluate the functioning of the committee on an annual basis. The Compensation Committee also reviews its charter annually.

During the fiscal year ended December 31, 2014, the Compensation Committee met 5 times. All of the members of the Compensation Committee attended 5 of the meetings held in fiscal year 2014. In addition to meeting in person the Compensation Committee rendered certain decisions by way of resolutions by written consent on 6 occasions during the course of the year. A copy of the Compensation Committee charter can be found on the Company’s website at www.uranerz.com.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. Neither the Compensation Committee nor management engaged the services of an external compensation consultant during fiscal year 2014.

Corporate Governance & Nominating Committee

We have a standing Corporate Governance & Nominating Committee comprised of four directors all of whom, in the opinion of the Company’s Board, are independent (under Section 803A of the NYSE MKT Company Guide): Paul Saxton (committee Chair), Arnold Dyck, Gerhard Kirchner and Peter Bell. We have a Corporate Governance & Nominating Committee charter that complies with the requirements of the NYSE MKT. Our Corporate Governance & Nominating Committee is responsible for developing our approach to corporate governance issues.

The Corporate Governance & Nominating Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. During 2010 the committee developed a Board member skills matrix which identifies those personal attributes which each Board nominee is expected to possess as well as the range of professional and business experience which it felt the Board should possess in the aggregate. The committee refers to the skills matrix in its evaluation of individual directors and in its process for selecting and evaluating potential candidates to the Board. Candidates for the Board are required to demonstrate five personal attributes: he or she must: (i) adhere to the highest standards of ethics and integrity; (ii) be a team player; (iii) be independent- minded; (iv) have strong business acumen; and (v) possess a thorough understanding of the fiduciary duties of a director. Additionally, the Corporate Governance & Nominating Committee seeks to find candidates for the Board who display some or all of these skills and attributes: uranium mining industry experience, financial expertise or literacy, strategic planning experience, investment banking or capital raising experience, human resources knowledge, public company board experience, government relations experience, marketing experience and a mindset for risk management and oversight.

The Company does not have a formal policy regarding diversity in the selection of nominees for directors, however it does consider diversity as part of its overall selection strategy. In considering diversity of the Board in its criteria for selecting nominees, the Corporate Governance & Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance & Nominating Committee seeks persons with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The Corporate Governance & Nominating Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance & Nominating Committee assesses the effectiveness of this approach as part of its annual review of its charter.

The Corporate Governance & Nominating Committee has not adopted a formal policy for the consideration of stockholder nominations because the Corporate Governance & Nominating Committee does not believe such a policy is necessary for the equitable treatment of stockholder nominations. All nominees are given the same consideration and the independent composition of the Corporate Governance & Nominating Committee minimizes the impact of the Company’s management or non-independent directors on the consideration of nominees. Further, the Company has not traditionally received a significant number of stockholder nominations, so such nominations can be dealt with on a one-off basis and a separate policy to deal with a large volume of nominations is not necessary.

There have been no material changes to the procedures pursuant to which a stockholder may recommend a nominee to the Board. Shareholders wishing to recommend a nominee to the Board should send a communication directed to Paul Saxton as chairman of the Corporate Governance & Nominating Committee pursuant to the procedures set forth above under the section heading “Communications to the Board”.

No stockholder or stockholders holding 5% or more of the Company’s outstanding shares, either individually or in aggregate, recommended a nominee for election to the Board during this past year. All of the nominees included on the proxy card accompanying this Proxy Statement were nominated by the Corporate Governance & Nominating Committee and recommended by the Company’s current Board.

The Corporate Governance & Nominating Committee is responsible for evaluating the functioning of the Board and its committees on an annual basis and making recommendations to the full Board as appropriate.

The Corporate Governance & Nominating Committee oversees the Board education program and evaluates and recommends educational programs to independent Board members.

The Corporate Governance & Nominating Committee’s charter requires the committee to evaluate the functioning of the committee on an annual basis. The committee also reviews its charter annually.

During the fiscal year ended December 31, 2014, the Corporate Governance & Nominating Committee met 2 times. All of the members of the Corporate Governance & Nominating Committee attended the 2 meetings. A copy of the Corporate Governance & Nominating Committee charter can be found on the Company’s website at www.uranerz.com.

Marketing Committee

We have a Marketing Committee which was comprised of four directors during 2014: Glenn Catchpole, Dennis Higgs, Arnold Dyck and Paul Goranson. The Marketing Committee is not a standing committee but rather an ad hoc committee responsible for developing our strategic approach to marketing and negotiation of strategic uranium sales contracts. The Corporate Governance & Nominating Committee periodically evaluates the benefit of and need for a Marketing Committee of the Board.

Special Committee

In anticipation of the Transaction (as defined in “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below), the Board of Directors established a Special Committee on October 15, 2014. The Special Committee is comprised of three independent directors: Arnold Dyck (Chair), Paul Saxton and Gerhard Kirchner and was formed for the purpose of advising management and the board of directors, as requested from time to time, on specific transaction terms relating to the proposed business combination with Energy Fuels.

The mandate of the Special Committee is to: (i) advise management and the Board of Directors on the terms of the proposed transaction; (ii) evaluate and advise the Board of Directors as to the fairness of such transaction and, in connection with this duty, to retain an independent financial advisor to prepare a fairness opinion; (iii) consider and make recommendations to the Board of Directors with respect to any potential conflicts of interest of any director or officer of Uranerz; and (iv) make any other recommendations to the Uranerz Board of Directors as requested from time to time. In connection with the discharge of its duties, the Special Committee was empowered to (i) engage legal counsel of its own choosing to advise it on the discharge of its duties; (ii) engage an independent and qualified financial advisor of its choosing to prepare the fairness opinion; (iii) negotiate appropriate compensatory arrangements with its financial advisor and legal counsel; and (iv) take such further action as the Special Committee considered necessary or desirable to carry out its duties.

At a meeting of the Board of Directors on January 3, 2015, the Special Committee summarized its efforts and conclusions to the Board, including a discussion of which Uranerz Officers and Directors were expected to be retained by the combined company and other matters related to prospective employment agreements, change in control payments or other possible conflicts of interest. The Special Committee stated the steps taken to maximize shareholder value and confirmed the results of the fairness opinion it received from its independent financial advisor Euro Pacific Canada, Inc., and thereafter recommended that the Uranerz Board of Directors approve the Transaction with Energy Fuels, including the exchange ratio of 0.255.

During the fiscal year ended December 31, 2014, the Special Committee met 15 times. With the exception of 1 meeting, for which Dr. Kirchner was absent, all of the members of the Special Committee attended 15 meetings.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our independent directors for the fiscal year ended December 31, 2014.

Director Compensation 2014

					Change in Pension
	Fees				Value and Non-
	Earned or			Non-Equity	Qualified
Name	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)(1)	($)	($)	($)	($)

Gerhard Kirchner	57,600		9,933				67,533

Paul Saxton	52,500		9,933				62,433

Arnold Dyck	76,000		12,642				88,642

Peter Bell	39,000		9,933				48,933

(1)

Option award compensation figures are a fair value calculation of options vested in 2014 which is a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model in accordance with Financial Accounting Standards Board (“FASB”) ASC 718. The actual value received by the directors, if any, may differ materially from that reported herein. Options granted in 2014, 2013 and 2012 vested as to 40% on the grant date and as to 30% on each of the first and second anniversaries of the grant dates. Note 12 in the Financial Statements included in this Proxy Statement describes the assumptions made in the valuation in accordance with FASB ASC 718.

Director Compensation Agreements and Summary of Director Compensation Policies

During the fiscal year ended December 31, 2014, the Company compensated its independent directors as follows. For Board service: Annual Board retainer: $15,000 per year; and

Per Board meeting: $1,000 per day attendance fee in person or $500 per telephone meeting plus a $1,000 travel fee per in person meeting within North America or a $2,000 travel fee per in person meeting to/from North America.

For Committee service, retainers as follows (no meeting fees):

  Audit Committee: Chair: $15,000/year. Members: $8,000/year.
  Corporate Governance & Nominating Committee: Chair: $4,000/year. Members: $2,500/year.
  Compensation Committee: Chair: $6,000/year. Members: $4,000/year.
  Marketing Committee: Chair: (Nil – Executive). Independent Members: $1,200/day. Executive Members: Nil.
  Special Committee: All Members: $1,200/ eight hour day (with hours worked being cumulative).

No stock options were granted to independent directors during 2014; however, the following stock options were granted January 17, 2015 in recognition of contributions made in 2014:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)
Gerhard Kirchner	January 17, 2015	34,000 (1)	1.14
Paul Saxton	January 17, 2015	34,000 (1)	1.14
Arnold Dyck	January 17, 2015	35,000 (1)	1.14
Peter Bell	January 17, 2015	34,000 (1)	1.14

(1) Each option has a term of 10 years and is subject to vesting as to 40% on the date of grant and as to 30% on each of the first and second three month anniversaries of the date of grant.

OTHER GOVERNANCE MATTERS

Code of Business Conduct and Ethics

We have adopted a corporate Code of Business Conduct and Ethics (the “Code”) that applies to all our employees including our principal executive officer, principal financial officer and principal accounting officer and is administered by our Senior Vice President, Finance & Chief Financial Officer, Benjamin Leboe. We believe our Code of Business Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the Code. Our Code of Business Conduct and Ethics provides written standards that are reasonably designed to deter wrongdoing and to promote:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
  full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by the Company;
  compliance with applicable governmental laws, rules and regulations;
  prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
  accountability for adherence to the Code.

Our Code of Business Conduct and Ethics is available on our website at www.uranerz.com. A copy of the Code of Business Conduct and Ethics will be provided to any person without charge upon written request to the Company at its administrative office: Uranerz Energy Corporation, Suite 1410 – 800 West Pender Street, Vancouver, B.C., Canada V6C 2V6. We intend to disclose on our website any waiver from a provision of our Code of Business Conduct and Ethics that applies to any of our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions that relates to any element of our Code of Business Conduct and Ethics. No waivers were granted from the requirements of our Code of Business Conduct and Ethics during the fiscal year ended December 31, 2014, nor during the subsequent period from January 1, 2015 through to the date of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC. These persons are also required under the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with.

EXECUTIVE COMPENSATION

Named Executive Officers

Set out below under the heading Summary Compensation Table are particulars of the compensation paid to the Company’s executive officers, who were also the Company’s five highest paid officers during fiscal 2014 (the “Named Executive Officers”, or the “executive officers”):

(a)	the Company’s Chief Executive Officer;

(b)	the Company’s Executive Chairman;

(c)	the Company’s President & Chief Operating Officer;

(d)	the Company’s Senior Vice President, Finance & Chief Financial Officer; and

(e)	the Company’s former Senior Vice President, Legal & Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board oversees the Company’s executive compensation programs which are designed specifically for the Company’s executive officers. Additionally, the Compensation Committee is charged with reviewing the performance of the executive officers, not less than annually, and reviewing and approving all compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board. At least once each year, and at such other times as is necessary, the Board reviews any and all relationships that each director has with the Company. The Board has determined that none of the Compensation Committee members has any material business relationship with the Company.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

  to review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board for approval;
  to produce an annual report on senior executive officer compensation for inclusion in the Company’s annual report or the proxy statement relating to its Annual Meeting of stockholders;

  to review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;
  to assess the achievement of personal and corporate goals and objectives that are relevant to the compensation of the Company’s senior executive officers;
  to evaluate senior executive officer performance in light of the goals and objectives that were set and determine senior executive officer bonus compensation based on such evaluation; and
  to review and make recommendations to the Board with respect to the compensation of the senior executive officers.

Overview of Executive Compensation Program

The Company considers its people to be our primary asset and our principal source of competitive advantage. In order to recruit, motivate and retain the most qualified individuals as senior executive officers, the Company strives to maintain an executive compensation program that is competitive in the mining industry with a global labor market. We have drawn primarily upon senior experienced talent from senior companies within the industry or relevant profession. The purpose of the Company’s compensation program is to encourage exceptional organizational and individual performance and to reward senior executive officers for enhancing shareholder value and achieving corporate goals.

In order to accomplish our goals and to ensure that the Company’s executive compensation program is consistent with the Company’s business strategy, the Compensation Committee, in designing or adapting and applying the executive compensation program, bears these principal objectives in mind:

  to encourage and reward performance which supports the Company’s core values and business objectives;
  to provide competitive total compensation and reward programs to enhance the Company’s ability to attract, motivate and retain knowledgeable and experienced senior executive officers; and
  to be mindful of shareholders’ interests and the Company’s key objective of increasing long-term shareholder value, which objective guides the Committee toward a “pay for performance” system, in which an executive officer’s short and long-term compensation is dependent upon both individual and Company performance.

In considering shareholder’s interests, the Compensation Committee considers the outcome of the most recent advisory say on pay vote by its shareholders as an indicator of whether the foregoing objective is being satisfactorily met or whether adjustments are warranted.

Compensation Elements and Rationale

There are three basic components to the Company’s executive compensation program: base salary, short term incentive (cash) compensation and long-term incentive (equity) compensation. Each element, and the relative weighting, is considered in the context of the overall compensation package and with reference to the above-stated objectives.

(i) Base salary

Historical approach

The Compensation Committee has historically taken a conservative position in respect of base salaries which was considered appropriate to the Company’s then stage of development. During 2010 the Company participated in a mining industry salary survey to which the Compensation Committee referred in assessing the competitiveness of the Company’s senior executive officer compensation program. The 2010 PriceWaterhouseCoopers Mining Industry Salary Survey contained data from 290 U.S. and Canadian mining organizations (the identities of which were not provided). The survey provided data for positions similar to the positions of the Named Executive Officers, as to average base salary, average cash incentive compensation as a percentage of base salary, average annual equity based grants and average total annual compensation. At that time the Committee concluded that the cash compensation elements of its executive officer compensation program, base salaries and short term cash incentives, appeared low relative to surveyed companies of like size and at a similar stage of development, however, the Committee considered this appropriate to the Company’s then stage of development and the status of its recruiting efforts. This position was affirmed by the Committee in 2013, 2012 and 2011.

2014

In 2014 the Compensation Committee concluded that improvements to the base salaries of the executive officers were appropriate to the Company’s current stage of development and given the Company’s need to attract and retain senior talent at this critical time. Reference was again made to the above-mentioned survey, this time with the objective of placing the base salary component of cash compensation in the midrange rather than below midrange, to ensure annual base salaries remained competitive and to support the Company’s recruiting and executive officer succession planning efforts. The Compensation Committee intends to keep base salaries competitive as a stand-alone compensation element going forward.

(ii) Short term incentive (cash bonus)

The objective of the short term incentive program is to put variable pay at risk, motivate the executive officers to achieve predetermined objectives and provide a means to reward achievement of corporate milestones and fulfillment of the annual business plan.

Historical approach

Historically, in 2010 and prior years, the Company was extremely conservative in its award of short term incentives, which we considered appropriate to the Company’s stage of development; awards were fully discretionary based on the judgment of the Compensation Committee.

Transitioning to a less subjective and more formal, objective program

In 2011, the Compensation Committee developed a more formal framework for the potential award of short term incentive compensation to guide the Compensation Committee in exercising its discretion with respect to this compensation element. The more formal framework developed in 2011 called for the setting of annual corporate and individual goals for each executive officer and prescribed the relative weightings to be given to each in determining whether annual bonuses were earned. The Compensation Committee would then annually review demonstrated results, typically following the fiscal year end. While the more formal framework has guided the Committee in reaching such determinations since 2011, the Committee still exercises some discretion and admittedly subjective judgment. How the Committee exercised its judgment and discretion during 2014, and how performance was measured against goal achievement, is more fully described below.

In 2013, the Compensation Committee adjusted the short term incentive compensation program by setting an upper threshold for awards: each executive officer may receive up to a maximum of 60% of his or her annual base compensation after review of both personal and corporate goal achievement. Since that time, the determination of whether short term incentive compensation has been earned, and to what extent, may be more objectively and formulaically measured. Corporate goals for 2015 have been formalized, as have personal goals for 2015 for each executive officer.

(iii) Long term incentive (equity)

The Company’s long term incentive program provides for the granting of stock options to executive officers to both motivate executive performance and retention, and align executive officer performance to shareholder value. In awarding long term incentives the Compensation Committee compares the long term incentive program to that of peer group companies and evaluates such factors as the number of options available in the Stock Option Plan and the number of options outstanding relative to the number of shares outstanding.

The Compensation Committee has historically sought to award stock options on a competitive basis given the conservative position taken in respect of cash compensation components. During 2012 the Company introduced a vesting schedule for options awarded to the executive officers in order to promote retention and to better align the Company’s approach to this element of compensation with best governance practices.

During 2013 and 2014, the number of options awarded to the executive officer group was reduced from the numbers granted in previous years. This was in part in recognition of the fact that the cash compensation elements of the executive program have improved. No options were awarded during 2014; however, a grant recommendation was made in January of 2015 as previously described in the “Director Compensation Agreements and Summary of Director Compensation Policies” section of this Proxy Statement in recognition of contributions made in 2014. The Compensation Committee intends to annually consider the factors described above, as well as other relevant factors described below, when exercising its discretion with respect to this element of executive compensation.

(iv) Non-cash compensation

The Company does not currently provide a benefit program such as health and welfare benefits or retirement saving programs to its senior executive officers who are engaged under consulting arrangements or who are based in Canada. The Company does make such standard health and welfare programs available to its other employees as well as to one of its senior executive officers.

During fiscal year 2014, three of the Company’s executive officers provided services through consulting or management agreements with the Company. Compensation to the Chief Executive Officer, Executive Chairman, and the Senior Vice President, Finance & Chief Financial Officer is paid as “consulting” or “management” fees pursuant to these agreements. This has been the case for some time. The Company considers such consulting arrangements to be no less favorable to the interests of shareholders than executive employment agreements. The Company enters into consulting agreements or employment agreements on a case by case basis depending on the executive officer’s preference and individual engagement terms. In general terms, our executive officer compensation program is intended to operate in an integrated manner to meet our objectives for the program, and decisions about each element of the compensation program are made after taking into account the other elements of the program. Historically, particularly when executive officers were founders or very early stage recruits to the Company, executive officers were compensated in a manner which emphasized stock options. As additional executive officers have been hired in a highly competitive market, and the Company has matured, cash compensation elements have increased in order to ensure an appropriate mix of compensation elements, again so that the Company can attract and retain the requisite senior talent. This has been particularly necessary, in the view of the Committee, at a time when there have been significant declines in share price and/or price volatility such that an equity compensation program might not provide a return to the executive which is competitive in the employment market place. At present, the Company’s executive compensation program is now more balanced as a mix of the three compensation components, less weighted to non-cash compensation than in past years, to ensure retention of the senior management team at a crucial stage in the Company’s development.

Review of Executive Officer Performance

The Compensation Committee reviews executive officer performance relative to corporate and individual goals not less than annually, typically at calendar year end. The Compensation Committee has the opportunity to meet with the executive officers frequently during the year, which assists the Compensation Committee in forming its own assessment of each individual’s performance. Additionally, the Chief Executive Officer and the Executive Chairman provide their evaluations to the Committee of the performance of the other executive officers.

The Compensation Committee met in December of 2013 to assess the performance and accomplishments of the executive officers during the year 2013, in general terms. After assessing that corporate objectives had been substantially met and benchmarking against 2012 performance and the amount of cash incentive compensation which had been paid to the executive officer group in respect of 2012 performance, the Committee decided to accrue the sum of $420,000 (in the aggregate) for the potential award, during 2014, of executive officer short term cash incentive compensation in respect of 2013 performance. The Committee resolved to consider, and if deemed appropriate, pay, individual allocations in fiscal year 2014, after a more detailed review of individual executive performance during 2013 and having due regard to fiscal constraints at the time that any such award would be paid.

At that time, the Compensation Committee carried out a review of the performance of each executive officer and assessed the extent to which the Company’s corporate objectives were achieved. The Committee considered the recommendations of the Chief Executive Officer and the Executive Chairman with respect to the performance of the other executive officers. The Committee then met without management present to review and discuss the performance of the Chief Executive Officer and the Executive Chairman as well as the other executive officers. The Committee considered the self-evaluation by each of the executive officers as to their achievement of their personal goals, and considered the executive officers’ evaluation of the Company’s achievements of its corporate objectives. The Committee also considered the Company’s overall financial position in exercising its discretion with respect to executive awards. No increases to the base compensation of any executive officers were made in 2013 or 2014.

In January of 2014, the Committee reached the decision to grant a cash bonus to each of the executive officers, with each officer receiving an amount in relative proportion to his or her base salary and position within the organization. The Committee determined that cash bonuses should not exceed 60% of regular base salaries, notwithstanding those corporate and personal goals were substantially achieved. The Committee was primarily influenced by corporate goal achievement in determining the bonuses of the Chief Executive Officer and the Executive Chairman. In the case of the Senior Vice President, Finance & Chief Financial Officer and the Senior Vice President, Legal & Corporate Secretary, while corporate goal achievements were factored in, personal goal achievement was given greater weight.

The Committee was influenced by these key corporate achievements in relation to pre-determined objectives, in reaching its determination of bonus awards for 2013 performance:

a)	management had successfully implemented its short term strategic plan during 2013;

b)	Nichols Ranch construction had been completed and water circulation had commenced;

c)	regulatory compliance was exemplary;

d)	the workforce had been supplemented by quality new hires, and employee caliber and morale were high;

e)	safety and environmental standards at the highest levels were being achieved and a culture which heeds safety and environmental concerns was being established; and

f)	the Wyoming Business Council loan had been obtained under its industrial development revenue bond and additional financing had been secured in June of 2013.

In assessing corporate and individual performance it was noted that the Company’s treasury position, while subsequently supplemented, had become concerning. Similarly, the Company’s market performance, while it was acknowledged that this was contributed to by many external factors, had not been exemplary, and thus the interests of shareholders in this respect were considered. Evaluation of these two latter performance measurements guided the Committee to a conservative position.

In assessing the individual performance of each executive officer relative to his or her personal stated objectives, the Committee found each executive officer’s performance, when measured against the achievement of corporate and personal goals, to have been exemplary. Although application of a formulaic approach based only on corporate and personal goal achievement would have yielded a larger cash bonus award in each instance, the Committee exercised its discretion, bearing in mind the Company’s stage of development and having regard to market factors and shareholder interests, to lower the cash incentive amounts to be awarded to a range of approximately 50% of the executive’s base salary. As stated above, while the corporate and personal goal achievement is one of the factors weighed by the Committee in evaluating bonus award entitlement, the Compensation Committee did not intend or wish to fetter its discretion to take into account additional factors.

In exercising its discretion the Committee compared the performance of the executive officers as a group during 2013 as compared to 2012 performance and determined that the performance of the group was on par with 2012 performance. The Committee thus used the amounts awarded in 2012 as reference points. Individual proposed bonus amounts for each executive officer were compared as against one another to ensure internal equity amongst the group and to acknowledge that the group worked in a team approach such that in the Committee’s view the amounts to be awarded should be substantially consistent. The aggregate cash compensation figures which would be yielded after taking into account bonus awards were reviewed to ensure that the overall cash compensation, while conservative, yielded an overall cash compensation program that was not so low as to present retention issues, again having regard to the above-referenced salary survey. The individual bonus awards to each executive officer formulated through this process by the Committee are set out below.

In December of 2014 the Committee adopted a similar approach as to what it had taken in December 2013, earmarking a pool of $510,000 for the awarding of bonuses in early 2015 to reward 2014 performance. That amount was determined after benchmarking against 2014 bonuses awarded for 2013 and taking into account the base salaries of the executive officers in 2014.

Dennis Higgs, Executive Chairman

Mr. Higgs is compensated through the Company’s consulting agreement with Ubex Capital Inc. The Board considers Mr. Higgs’ continuing involvement to be of vital interest to the Company’s success and increased Ubex’s consulting services over time to the point where Mr. Higgs provides the Company services as a fully involved Executive Chairman. Mr. Higgs’ consulting rate is based on the Board of Directors determination upon recommendation by the Compensation Committee of the value of his expertise to the Company.

There was no increase to the annual retainer of $250,000 per annum paid to Mr. Higgs’ consulting firm in 2014. In January of 2014 Mr. Higgs was awarded a discretionary cash bonus in the amount of $105,000 in recognition of his instrumental contribution to the achievement of corporate goals in 2013. The review process which lead to the bonus award, and the underlying compensation philosophy for such compensation, is described above.

Glenn Catchpole, Chief Executive Officer (and President and acting Chief Operating Officer, January-November, 2013)

Mr. Catchpole is compensated indirectly through the Company’s consulting agreement with Catchpole Enterprises Inc. (“CEI”). The Company engaged CEI in early 2005 to provide industry expertise and strategic planning consulting services and full- time executive management to create a viable resource company. The Board and the Compensation Committee considers Mr. Catchpole’s continuing involvement to be of vital interest to the Company’s success. The Board has chosen the consulting arrangement to minimize administrative costs and to maintain the certainty and flexibility of contractual arrangements. Mr. Catchpole’s consulting rate is based on the Board’s determination upon recommendation by the Compensation Committee of the value of his expertise to the Company.

There was no increase to the annual retainer of $250,000 per annum paid to Mr. Catchpole’s consulting firm in 2014. In January of 2014 Mr. Catchpole was awarded a discretionary cash bonus in the amount of $105,000 in recognition of his instrumental contribution to the achievement of corporate goals in 2013. The review process which lead to the bonus award, and the underlying compensation philosophy for such compensation, is described above.

Paul Goranson, President & Chief Operating Officer

Mr. Goranson was hired by the Company effective December 2, 2013 as its President & Chief Operating Officer, and as such, no discretionary cash bonus was awarded to him in 2014. There was similarly no increase to Mr. Goranson’s base salary of $230,000 per annum in 2014.

Benjamin Leboe, Senior Vice President, Finance & Chief Financial Officer

The Company’s compensation policy for Mr. Leboe, as Principal of Independent Management Consultants of British Columbia is based on time spent consulting for the Company. The Board and the Compensation Committee believes that this provides the Company with greater flexibility in controlling expenses. Mr. Leboe’s services as Chief Financial Officer entail a high and specialized degree of attention to the Company’s financial management and reporting activities. Mr. Leboe has extensive expertise in the area of financial management, accounting, business valuation and management consulting, which expertise is very valuable to the Company. Mr. Leboe’s consulting rate is based on the Board’s determination upon recommendation by the Compensation Committee of the value of his expertise to the Company.

There was no increase to the annual retainer of $200,000 per annum paid to Mr. Leboe’s consulting firm in 2014. In January of 2014 Mr. Leboe was awarded a discretionary cash bonus in the amount of $105,000 in recognition of his instrumental contribution to the achievement of corporate goals in 2013, his individual contribution as a member of the Company’s executive team and his personal performance in fulfilling 2013 personal performance goals.

The review process which lead to the bonus award, and the underlying compensation philosophy for such compensation, is described above.

Summary Compensation Table

A summary of cash and other compensation paid in accordance with management consulting contracts or employment agreements for our Named Executive Officers for the last three fiscal years is as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(7) ($)	Total ($)
Dennis Higgs, Executive Chairman and Director (2)	2014 2013 2012	250,000 250,000 190,980	105,000 102,500 125,000	48,760 227,334 125,151	4,000 4,000 -	407,760 583,834 441,131
Glenn Catchpole, CEO and Director (3)	2014 2013 2012	250,000 250,000 190,980	105,000 102,500 125,000	48,760 227,334 125,151	4,000 4,000 -	407,760 583,834 441,131
Paul Goranson, President & Chief Operating Officer and Director (4)	2014 2013	230,000 20,000	- -	69,160 97,898	19,200 -	318,360 117,898
Benjamin Leboe, Senior Vice President, Finance and Chief Financial Officer (5)	2014 2013 2012	200,000 200,000 161,040	105,000 97,500 85,000	48,760 197,327 125,151	4,000 4,000 -	357,760 498,827 371,191
Sandra MacKay, Senior Vice President, Legal and Corporate Secretary (6)	2014 2013 2012	100,000 200,000 167,580	157,500 97,500 85,000	18,249 160,973 125,151	4,000 4,000 -	279,749 462,473 377,731

Notes to Summary of Executive Compensation and Executive Compensation Agreements

(1) Option award compensation figures for 2014, 2013 and 2012 are a fair value calculation which is a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model in accordance with Financial Accounting Standards Board (“FASB”) ASC 718. Option award values include all grants which vested in the year indicated. The actual value received by the executives, if any, may differ materially from that reported herein. Options granted in 2014, 2013 and 2012 vested as to 40% on the grant date and as to 30% on each of the first and second anniversaries of the grant dates. Note 12 in the Financial Statements included in this Proxy Statement describes the assumptions made in the valuation in accordance with FASB ASC 718.

(2) Salary is a management fee paid to a private holding company of Mr. Dennis Higgs. Mr. Higgs became Executive Chairman of our Board on February 1, 2006. In 2005 we entered into a consulting agreement with Ubex Capital Inc., wholly owned by Dennis Higgs. Under that agreement, amended in 2013, the Company currently pays a monthly fee of $20,833 in consideration of the provision of the services of Mr. Higgs as Executive Chairman.

(3) Salary is a management fee paid to a private holding company of Mr. Glenn Catchpole. Mr. Catchpole was appointed President & Chief Executive Officer on March 1, 2005. Effective September 15, 2012, Mr. Catchpole became acting Chief Operating Officer of the Company, as well as its President & Chief Executive Officer. He relinquished the President & acting Chief Operating Officer titles on December 2, 2013. In 2005 we entered into a consulting agreement with Catchpole Enterprises Inc. Catchpole Enterprises is wholly owned by Glenn and Judy Catchpole. Under that agreement the Company currently pays a monthly consulting fee of $20,833 in consideration of the provision of the services of Mr. Catchpole.

(4) Mr. Goranson was appointed President & Chief Operating Officer in December 2013 with a salary of $230,000 per annum plus regular employee benefits.

(5) Salary is a consulting fee paid to an entity owned by Mr. Benjamin Leboe. Mr. Leboe was appointed Chief Financial Officer on May 23, 2006 and Senior Vice President, Finance on June 9, 2010. In 2006 we entered into a consulting agreement with Independent Management Consultants of British Columbia (IMC). IMC is wholly owned by Benjamin Leboe, our Chief Financial Officer. Under that agreement the Company currently pays for consulting services provided at the rate of $16,667 per month.

(6) Ms. MacKay joined the Company on July 1, 2009 and resigned effective as of June 30, 2014. Ms. MacKay was appointed Senior Vice President, Legal on December 8, 2011. Her salary in 2014 was $16,667 per month. During fiscal year 2012, her salary was a consulting fee paid to Sandra R. MacKay Professional Law Corporation, a private entity wholly owned by Sandra MacKay. In June of 2014, the Compensation Committee determined that upon Ms. MacKay’s departure, she should be awarded 50% of her target short-term incentive compensation for 2014 in light of her performance and services rendered during the first six months of that year.

(7) Other compensation in 2013 and 2014 was $4,000 per annum paid in lieu of benefits for each executive officer with the exception of Mr. Goranson, whose benefits include approximately $19,200 paid by the Company in health insurance and life insurance premiums for Mr. Goranson.

Grants of Plan-Based Awards 2014

No options were granted to the named executive officers during 2014; however, the following options were granted subsequent to 2014 with respect to contributions made during 2014:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)
Dennis Higgs	January 17, 2015	73,000 (1)	1.14
Glenn Catchpole	January 17, 2015	73,000 (1)	1.14
Paul Goranson	January 17, 2015	73,000 (1)	1.14
Benjamin Leboe	January 17, 2015	73,000 (1)	1.14

(1)	Each option has a term of 10 years and is subject to vesting as to 40% on the date of grant and as to 30% on each of the first and second three month anniversaries of the date of grant.

Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards

For a discussion of each individual executive officer's compensation arrangements and cash bonuses, please see the discussion under each officer’s name in the Compensation Discussion and Analysis above.

No option grants were endorsed by the Compensation Committee in 2014.

Outstanding Equity Awards to Executive Officers at Fiscal Year-end

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date
Dennis Higgs	75,000 62,500 20,000 35,000 67,500 67,500 75,250	Nil Nil Nil Nil Nil Nil 32,250 (1)	Nil Nil Nil Nil Nil Nil Nil	0.75 2.64 0.65 1.33 1.89 1.32 1.22	Jan 6, 2016 Jan 7, 2018 Jan 5, 2019 Jan 4, 2020 Dec 12, 2021 Dec 16, 2022 Jul 11, 2023
Glenn Catchpole	190,000 125,000 70,000 135,000 135,000 150,500	Nil Nil Nil Nil Nil 64,500 (1)	Nil Nil Nil Nil Nil Nil	0.75 2.64 1.33 1.89 1.32 1.22	Jan 6, 2016 Jan 7, 2018 Jan 4, 2020 Dec 12, 2021 Dec 16, 2022 Jul 11, 2023
Paul Goranson	175,000	75,000 (2)	Nil	1.06	Dec 1, 2023
Benjamin Leboe	100,000 125,000 70,000 135,000 135,000 114,100	Nil Nil Nil Nil Nil 48,900 (1)	Nil Nil Nil Nil Nil Nil	1.96 2.64 1.33 1.89 1.32 1.22	May 23, 2016 Jan 7, 2018 Jan 4, 2020 Dec 12, 2021 Dec 16, 2022 Jul 11, 2023

(1)	Vests July 12, 2015
(2)	Vests December 2, 2015

Option Exercises and Stock Vested in 2014

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Dennis Higgs	Nil	Nil
Glenn Catchpole	Nil	Nil
Paul Goranson	Nil	Nil
Benjamin Leboe	Nil	Nil

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during fiscal year 2014 was a current or former officer or employee of the Company or engaged in certain transactions with the Company as required to be disclosed under Item 404 of Regulation S-K. Additionally, there were no compensation committee “interlocks” during fiscal year 2014, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity which had an executive officer serving as a director or member of the Company’s Compensation Committee.

Pension Benefits

None.

Non-Qualified Deferred Compensation

None.

Potential Payments upon Termination on Change-in-Control

In 2014 we entered into new change and control severance agreements (the “Change in Control Severance Agreements”) with four of our executive officers, namely:

  Dennis Higgs, our Executive Chairman;
  Glenn Catchpole, our Chief Executive Officer;
  W. Paul Goranson, our President & Chief Operating Officer; and
  Benjamin Leboe, our Senior Vice President & Chief Financial Officer.

The new Change in Control Severance Agreements replace and supersede change in control agreements between the Company and three of its executive officers: Executive Chairman Dennis Higgs, Chief Executive Officer Glenn Catchpole and Senior Vice President, Finance & Chief Financial Officer Benjamin Leboe.

The form of Change in Control Severance Agreement was filed by the Company as an exhibit to a Form 8-K on May 16, 2014. The following description of the Change in Control Severance Agreement does not purport to be complete and is qualified in its entirely to the full text of the Change in Control Severance Agreement, as filed as an exhibit to the Form 8-K.

Under the new Change in Control Severance Agreements, our executive officers will be entitled to certain severance benefits if, following a “change of control” (as defined in the Change in Control Severance Agreement), the Company terminates the executive’s employment without “cause” (as defined in the Change in Control Severance Agreement), or the executive terminates his employment with the Company for “good reason” (as defined in the Change in Control Severance Agreement).

In such event, each executive officer would be entitled to receive:

  all earned but unpaid base salary;
  any earned but unpaid bonus from the preceding fiscal year;
  a credit for any accrued vacation not taken;
  an amount equal to his target bonus for that year multiplied by a fraction, the numerator being the number of full months worked in the fiscal year, and the denominator being twelve;

  a severance payment equal to twenty four times the sum of his monthly base salary in effect in the month preceding the change in control and 1/12 of his target bonus;
  continued medical and dental insurance coverage for the executive officer and his dependents on the same basis in effect prior to the change in control for twenty four months following the change in control; and
  any legal fees or expenses incurred as a result of such termination of employment.

In addition, if an executive officer’s employment is terminated following a change in control, all stock options or restricted stock owned or promised to be payable to him that were not yet vested will continue to vest per the original schedule for twenty four months following termination and shall be exercisable (together with all options or restricted stock owned by him and vested at the termination date) at the earlier of their original expiry date or twenty four months from termination.

Each Change in Control Severance Agreement also provides that, regardless of whether the executive officer continues to be employed following a change in control, for the twenty four month period following a change in control any incentive plan or arrangement (including any compensation plan, long-term incentive plan, bonus or contingent bonus arrangements or credits, performance awards or similar benefits) available to him at the time of the change in control shall continue in effect, and any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which he is eligible to participate at the time of the change in control shall continue in effect.

The Change in Control Severance Agreements provide that each executive officer will be prohibited, for a one year period after his termination, from soliciting employees or customers or suppliers of Uranerz and each executive officer will be subject to agreements related to confidentiality, non-competition, non-solicitation, non-disparagement and arbitration. Following termination of employment, the executive officer will be required to sign a release of claims against the Company prior to receiving severance benefits under the agreement.

The following table sets forth the estimated amounts of the payments and benefits that each of Uranerz’ named executive officers would receive in connection with a change in control pursuant to their respective Change in Control Severance Agreement and their respective employment/ consultant agreements, as described above, should a change in control have taken place on December 31, 2014, being the last date of our last completed fiscal year. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such executive’s separation from Uranerz. As a result, the actual amounts received by a named executive officer may differ in material respects from the amounts set forth below.

	Cash		Perquisites/
	Severance	Equity	Benefits	Other	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)
Glenn Catchpole	950,000	Nil	8,000	Nil	958,000
Dennis Higgs	950,000	Nil	8,000	Nil	958,000
Paul Goranson	874,000	Nil	38,000	Nil	912,000
Ben Leboe	760,000	Nil	8,000	Nil	768,000

(1)

The amounts reported in this column represent the potential cash severance payments that would be made to the named executive officer assuming a qualifying termination of the executive’s employment on December 31, 2014, inclusive of (i) an amount equal to the target bonus for 2014 plus (ii) two times the sum of annual salary plus the target bonus. The actual amount paid in connection with the Transaction, if any, will be different. In addition, we do not expect that the employment of all of the named executive officers’ employment will be terminated in connection with the Transaction.

(2)

The amounts reported in this column represent: (A) stock awards for which vesting would be accelerated; (B) in-the-money option awards for which vesting would be accelerated; and (C) payments in cancellation of stock and option awards.

(3)

For Mr. Goranson, the amount reported in this column represents the estimated cost to provide the health and welfare benefits described above (including reimbursement of COBRA premiums for the applicable period) to the executive following a qualifying termination as at December 31, 2014. In the case of Messrs. Higgs, Catchpole and Leboe, the amounts reflect $4,000 per annum in lieu of coverage.

(4)	The amounts reported in this column represent:

	a)	The aggregate dollar value of pension and nonqualified deferred compensation benefit enhancements;

	b)	The aggregate dollar value of any tax reimbursements;

	c)	The aggregate dollar value of any other compensation that is based on or otherwise relates to the transaction not properly reported; and

	d)	The aggregate dollar value of a reimbursement obligation for legal fees or expenses, if any, which cannot be estimated at this time.

Compensation Committee Report

The Compensation Committee oversees the Company’s compensation reporting process on behalf of the Board. The Compensation Committee has four members, each of whom is “independent” as defined in the NYSE MKT Company Guide. The committee operates under a written charter, revised and adopted by the Board.

The Committee assists the Board by overseeing the (1) annual review of director and executive officer compensation policies and goals, (2) determining the compensation of directors and executive officers, and (3) providing accurate public disclosure of the Company’s compensation program.

In the course of providing its oversight responsibilities regarding the Company’s compensation of directors and executive officers in 2014, the Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

Based on the Compensation Committee’s review of the Compensation Discussion and Analysis and discussions with the Board and the Company’s management, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the members of the Compensation Committee of the Board:

Peter Bell, Chairman
Arnold Dyck
Gerhard Kirchner
Paul Saxton

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of March 4, 2015 regarding the ownership of our common stock by:

  each named executive officer, each director and all of our directors and executive officers as a group; and
  each person who is known by us to own more than 5% of our shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 4, 2015 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 95,912,806 shares of common stock outstanding plus 3,360,050 common share purchase options vested within 60 days of March 4, 2015.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	Dennis Higgs Director and Executive Chairman Suite 1410 – 800 West Pender Street Vancouver, B.C., V6C 2V6 CANADA	2,323,850(2)	2.41%
Common Stock	Glenn Catchpole Director, and CEO/PEO 4413 East 22nd Street Casper, WY, 82609 USA	2,308,700(3)	2.39%
Common Stock	Paul Goranson Director, President & COO 1701 East “E” Street Casper, WY, 82605 USA	226,100(4)	**
Common Stock	Dr. Gerhard Kirchner Director Hoech 5a A-8442 St. Andrae-Hoech AUSTRIA	666,600(5)	**
Common Stock	Paul Saxton Director 188 Stonegate Drive Furry Creek, B.C., V7R 4W7 CANADA	295,800(6)	**
Common Stock	Peter Bell Director #105 – 3389 Capilano Road North Vancouver, B.C., V7R 4W7 CANADA	334,300(7)	**

Common Stock	Arnold J. Dyck Director 504 – 230 Saskatchewan Crescent East Saskatoon, S.K., S7N 0K6 CANADA	287,100 (8)	**
Common Stock	Benjamin Leboe Senior VP, Finance & CFO/PFO 16730 Carrs Landing Road Lake Country, B.C., V4V 1B2 CANADA	746,200(9)	**
Total		7,188,650	7.25%

** indicates ownership less than 1%

(1)	The percent of class is based on 95,912,806 shares of common stock issued and outstanding as of March 4, 2015 plus options vested within 60 days of March 4, 2015.

(2)	Includes 1,870,000 shares and 453,850 exercisable share purchase options.

(3)	Includes 1,452,100 shares and 856,600 exercisable share purchase options.

(4)	Includes Nil shares and 226,100 exercisable share purchase options.

(5)	Includes 476,000 shares and 190,600 exercisable share purchase options.

(6)	Includes 11,500 shares and 284,300 exercisable share purchase options.

(7)	Includes Nil shares and 334,300 exercisable share purchase options.

(8)	Includes 3,000 shares and 284,100 exercisable share purchase options.

(9)	Includes 16,000 shares and 730,200 exercisable share purchase options.

NON-RELATED SHAREHOLDERS HOLDING OVER 5%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Global X Management Company LLC 623 Fifth Avenue, 15th Floor New York, N.Y., 10022 USA	8,613,803 (Note 1)	8.98% (Note 2)

(1)	As reported on an amendment to Schedule 13 as filed February 13, 2015.

(2)	The percent of class is based on 95,912,806 shares of common stock issued and outstanding as of March 4, 2015.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

On January 4, 2015, we entered into an Agreement and Plan of Merger (the “Transaction Agreement”) with Energy Fuels Inc., an Ontario corporation (“Energy Fuels”), and EFR Nevada Corp., a Nevada corporation and wholly owned subsidiary of a subsidiary of Energy Fuels (“Transaction Sub”). The Merger Agreement provides for a business combination whereby Transaction Sub will merge with and into the Company (the “Transaction”), and as a result we will continue as the surviving operating corporation and as an indirectly wholly owned subsidiary of Energy Fuels.

Pursuant to the Transaction Agreement, at the effective time of the Transaction, each issued and outstanding share of Common Stock of the Company will be canceled and extinguished and automatically converted into the right to receive 0.255 common shares of Energy Fuels (the “Exchange Ratio”).

The completion of the Transaction will be subject to the approval of at least a majority of the holders of the outstanding common shares of the Company, as well as at least a majority of the votes cast by the Company’s shareholders, excluding directors and officers of the Company, at a special meeting to be called to consider the Transaction.

The Transaction Agreement provides that, upon consummation of the Transaction, Energy Fuels shall cause two nominees of the Company to be appointed to the Board of Directors of Energy Fuels.

In addition to the approval of the shareholders of each of the Company and Energy Fuels, as described above, the completion of the Transaction will be subject to the satisfaction of other customary closing conditions, including, among others:

  the declaration by the SEC of the effectiveness of the Registration Statement on Form F-4 to be filed by Energy Fuels with the SEC in connection with the Transaction;
  the common shares of Energy Fuels to be issued in connection with the Transaction, and to be issued upon exercise of the assumed Company options and Company warrants, will have been approved (or conditionally approved, as applicable) for listing on the NYSE MKT and the Toronto Stock Exchange; and
  the receipt of all regulatory approvals necessary for the completion of the Transaction.

Each of the Company and Energy Fuels has agreed to customary and generally reciprocal representations, warranties and covenants in the Transaction Agreement. Among these covenants, both the Company and Energy Fuels have agreed to conduct their respective businesses in the ordinary course during the period between the execution of the Transaction Agreement and the closing of the Transaction.

The Transaction Agreement contains customary deal support provisions, including a reciprocal break fee of US$5,000,000 payable if the Transaction is not completed under certain circumstances. In addition, the Transaction Agreement includes customary and reciprocal non-solicitation covenants, as well as a reciprocal right to match any superior proposal that may arise.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which has been filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We had no reportable transactions with related parties since January 1, 2014, including named security holders.

Policy for Review of Related Party Transactions

The Company has a policy for the review of transactions with related persons as set forth in the Company’s Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which the Company is a participant and in which any of the Company’s directors, executive officers, significant shareholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company’s proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board pursuant to the Audit Committee’s charter and the rules of the NYSE MKT.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its shareholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

QUESTIONS AND ANSWERS

What am I voting on?

The Audit Committee has selected Manning Elliott LLP to be the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2015.

This proposal seeks stockholder ratification of the appointment of Manning Elliott LLP.

Will a representative of Manning Elliott be present at the Annual Meeting?

The Company does not expect that a representative of Manning Elliott will be present at the Annual Meeting and therefore will not be available to make a statement or answer questions.

INFORMATION IN RESPECT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Manning Elliott LLP was the Independent Registered Public Accounting Firm for the Company in the fiscal year ended December 31, 2014.

Our financial statements have been audited by Manning Elliott LLP, independent registered public accounting firm, for the years ended December 31, 2014, 2013 and 2012.

The following table sets forth information regarding the amount billed to us by our independent auditor, Manning Elliott LLP for our two fiscal years ended December 31, 2014 and 2013:

	Years Ended December 31
	2014	2013
Audit Fees	$121,250	$95,984
Audit Related Fees	$28,372	$29,750
Tax Fees	$9,418	$6,750
Other	$12,555	$42,250
Total	$171,595	$174,734

Audit Fees

Audit Fees are the aggregate fees and expenses billed by our independent auditor for the audit of our annual financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit and reviews of our interim consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2014 were pre-approved by the Audit Committee.

The Board recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm. All proxies executed and returned without an indication as to how shares should be voted will be voted “FOR” the ratification of the appointment of the independent registered public accounting firm.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the meeting.

By Order of the Board of Directors,

/s/ Mary Anne Tooke
Mary Anne Tooke
Legal Counsel & Corporate Secretary
Uranerz Energy Corporation

May 14, 2015

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Appendix A – Form of Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 29, 2015. This Proxy Statement and our 2014 Annual Report to Stockholders are available at: http://www.uranerz.com/s/2015annualmeeting.asp

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ANNUAL MEETING OF STOCKHOLDERS OF
URANERZ ENERGY CORPORATION

June 29, 2015

PROXY SOLICITED BY BOARD OF DIRECTORS

TO VOTE, PLEASE DO ONE OF:

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible; OR

FACSIMILE - Sign, date and fax your proxy card to Corporate Stock Transfer at (303) 282-4986; OR

INTERNET – You can vote by visiting the website https://secure.corporatestock.com/vote.php

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FAX. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

The Board of Directors Recommends a Vote “FOR ALL NOMINEES” in Item 1.

Item 1. ELECTION OF		NOMINEES		To change the address on your account, please check this box [ ] and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

DIRECTORS.

[ ]	FOR ALL NOMINEES	o	Glenn Catchpole
		o	Dennis Higgs
[ ]	WITHHOLD AUTHORITY	o	Paul Goranson
	FOR ALL NOMINEES*	o	Paul Saxton
		o	Gerhard Kirchner
INSTRUCTION: By marking “Withhold Authority for All Nominees” your shares will not be voted FOR or AGAINST any Nominee. However, your shares will still be counted for the purposes of establishing a quorum at the annual meeting.		o	Peter Bell
		o	Arnold Dyck

Vote FOR an individual nominee by
filling in the appropriate circle above.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike through the name of the individual nominee(s).
(continued and to be signed on the reverse)

To vote online — vote.corporatestock.com

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     The Board of Directors Recommends a Vote “FOR” in Item 2.

Item 2. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

	FOR	AGAINST	ABSTAIN

To ratify the appointment of the Company’s independent registered public accounting firm, Manning Elliott LLP, for the fiscal year ending December 31, 2015.	[ ]	[ ]	[ ]

OUR RECORDS STATE THAT YOUR NAME AND SHAREHOLDINGS ARE AS FOLLOWS:

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will not be voted FOR or AGAINST any Item, but your shares will still be counted for the purposes of establishing a quorum at the Annual Meeting.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all Directors and FOR the ratification of the appointment of the Company’s independent registered public accounting firm, as disclosed in the Proxy Statement.

Cumulative voting rights are not authorized for the election of directors.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING:[   ]

By signing this Proxy you hereby appoint Glenn Catchpole, CEO of the Company and Dennis Higgs, Executive Chairman of the Company to act as your proxy at the Annual Meeting and any adjournments thereof and to vote your shares on the matters shown in this Proxy and any other matters that may come before the Annual Meeting as instructed in this Proxy.

PLEASE SIGN YOUR PROXY BELOW (JOINT HOLDERS MUST BOTH SIGN):

Signature of Stockholder: ___________________________Date: _______

Print Name: ___________________________________________________

Title: ___________________________________________________

Signature of Stockholder: ___________________________ Date: ________

Print Name: ___________________________________________________

Title: ___________________________________________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.